Exhibit 99.1

NEWS RELEASE

SAVE THE DATE: NOVAGOLD 2017 Annual Meeting of Shareholders Conference Call and Webcast

VANCOUVER, British Columbia, March 27, 2017 (GLOBE NEWSWIRE) -- NOVAGOLD RESOURCES INC. (TSX:NG) (NYSE MKT:NG) will hold the Company’s 2017 Annual Meeting of Shareholders on Friday, May 5th at 1:00 pm PT (4:00 pm ET) at the Hyatt Regency Vancouver in the Grouse Room (655 Burrard Street, Vancouver, British Columbia). NOVAGOLD cordially invites its shareholders to attend the Annual Meeting. The webcast and conference call-in details are provided below. Following the official meeting, the Company will provide an overview of NOVAGOLD’s 2016 achievements and the outlook for this year. Callers should dial in 10 minutes prior to the scheduled start time and simply ask to join NOVAGOLD’s call.

Webcast: www.novagold.com/investors/events North American callers: 1-800-319-4610 International callers: 1-604-638-5340

NOVAGOLD’s Management Information Circular and Annual Report to Accompany the Management Information Circular are available on the Company’s website, http://www.novagold.com/investors/mic/, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov.

The webcast will be archived on NOVAGOLD’s website for one year and the conference call replay will be available for 14 days following the meeting. To access the conference call replay please dial 1-800-319-6413 (North America), or 1-604-638-9010 (International), followed by Access Code: 1276. For a transcript of the call please email info@novagold.com.

NOVAGOLD Contact:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Analyst, Investor Relations

604-669-6227 or 1-866-669-6227

► www.novagold.com

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